Exhibit 99.1

RISK FACTORS

You should carefully consider the following discussion of risks. Our business activities involve various elements of risk. The risks described below are not the only ones facing us. Additional risks that are presently unknown to us or that we currently deem immaterial may also impact our business. We consider the following issues to be the most critical risks to the success of our business:

Risks Related to Our Business and Industry

          Our liquidity or ability to raise debt or equity capital may be limited.

          Our business model depends upon access to the debt capital markets to provide sources of liquidity and efficient funding for asset growth. These markets have exhibited heightened volatility and dramatically reduced liquidity. Liquidity in the debt capital markets has become significantly more constrained and interest rates available to us have increased significantly relative to benchmark rates, such as U.S. treasury securities and LIBOR. Recent downgrades in our short and long-term credit ratings have worsened these general conditions and had the practical effect of leaving us without current access to the commercial paper market, a historical source of liquidity for us, and necessitated our recent action to draw down on our bank credit facilities. As a result of these developments, we are not currently accessing the commercial paper and unsecured term debt markets and have shifted our funding sources primarily to asset-backed securities and other secured credit facilities, including both on-balance sheet and off-balance sheet securitizations. For some segments of our business, secured funding is significantly less efficient than unsecured debt facilities. Additional adverse developments in the economy, long-term disruption in the capital markets, deterioration in our business performance or further downgrades in our credit ratings could further limit our access to these markets and increase our cost of capital. If any one of these developments occur, or if we are unable to regain access to the commercial paper or unsecured term debt markets, it would adversely affect our business, operating results and financial condition.

          Our ability to satisfy our cash needs may also be constrained by regulatory or contractual restrictions on the manner in which we may use portions of our cash on hand. For example, our total cash position at March 31, 2008 includes cash and short-term investments at our Utah bank and restricted cash largely related to securitization transactions. The cash and investments at our Utah bank are available solely for the bank’s funding and investment requirements. The restricted cash related to securitization transactions is available solely for payments to certificate holders. The cash and investments of the bank and the restricted cash related to securitization transactions cannot be transferred to or used for the benefit of any other affiliate of ours.

          In addition, as part of our business we extend lines of credit, some of which can be drawn by the borrowers at any time. If the borrowers on these lines of credit increase their rate of borrowing either as a result of their business needs or due to a perception that we may be unable to fund these lines of credit in the future, this could degrade our liquidity position substantially which could have a material adverse effect on our business.

          Measures designed to enhance our liquidity may be unsuccessful.

          We recently announced a number of measures designed to enhance our liquidity position, including substantial asset sales, such as agreeing to sell $4.6 billion of asset-based loan commitments, of which $1.4 billion represents funded loans, agreeing to sell $770 million of aircraft, of which $300 million closed in the first quarter of 2008, and evaluating strategic alternatives for our $4 billion rail leasing business. These measures are subject to a number of uncertainties, and there can be no assurance that any or all of them will be undertaken and if undertaken, completed. Further, if any or all of these measures are undertaken, they may not achieve their anticipated benefits. The failure to successfully implement our liquidity enhancement measures could have a material adverse effect on our business. We may also raise additional equity capital through the sale of common stock, preferred stock, or securities that are convertible into common stock. There are no restrictions on entering into the sale of any such equity securities in either public or private transactions, except that any private transaction involving more than 20% of the shares outstanding will require shareholder approval. The terms of any such equity transactions may subject existing security holders to potential subordination or dilution and may involve a change in governance.

          We may be adversely affected by further deterioration in economic conditions that is general or specific to industries, products or geographies.

          A recession, prolonged economic weakness, or further downturn in the U.S. or global economies or affecting specific industries, geographic locations and/or products, such as the U.S. residential housing market, could make it difficult for us to originate new business, given the resultant reduced demand for consumer or commercial credit. In addition, a downturn in certain industries may result in a reduced demand for the products that we finance in that industry or negatively impact collection and asset recovery efforts.

          Credit quality also may be impacted during an economic slowdown or recession as borrowers may fail to meet their debt payment obligations. Adverse economic conditions may also result in declines in collateral values. Accordingly, higher credit and collateral related losses could impact our financial position or operating results.

          For example, decreased demand for the products of various manufacturing customers due to a general economic slowdown may adversely affect their ability to repay their loans and leases with us. Similarly, a decrease in the level of airline passenger traffic due to general economic slowdown or a decline in shipping volumes due to a slowdown in particular industries may adversely affect our aerospace or rail businesses.

          We may be adversely affected by continued deterioration in market conditions and credit quality in the home lending and related industries.

          The U.S. residential market and home lending industry began showing signs of stress in early 2007, with credit conditions deteriorating rapidly in the second quarter of 2007 and continuing into the second half of 2007 and the first quarter of 2008, including increased rates of defaults and foreclosures, stagnating or declining home prices, and declining sales in both the new construction and the resale markets.

          These market conditions were reflected in the deterioration of credit metrics of our home lending portfolio and the sharply decreased market liquidity for such portfolios and resulted in higher charge-offs, higher loss reserve provisioning, and significant valuation allowances through the first quarter of 2008. It is likely that further loss reserve provisioning will be required. These changes in the home lending and home construction industries have also resulted in reduced demand for certain types of railcars that are used to transport building materials, produced higher volatility and reduced demand from investors in the high yield loan markets, generated concerns about credit quality in general, and hampered activity in the syndication market, among other effects.

          We will continue to be adversely affected by conditions in the U.S. residential home lending industry if they continue to deteriorate further. It is also likely that we will be adversely affected if the conditions in the home lending industry negatively impact our other consumer businesses or other parts of our credit portfolio or the U.S. or world economies. Finally, we may be adversely affected if the conditions in the home lending industry result in new or increased regulation of financing and leasing companies in general or with respect to specific products or markets.

          Uncertainties related to our business may result in the loss of key customers.

          Our business depends on our ability to provide a wide range of quality products to our customers and our ability to attract new customers. If our customers are uncertain as to our ability to continue to provide the same breadth and quality of products, we may be unable to attract new customers and we may experience a loss of customers.

          Our reserves for credit losses may prove inadequate or we may be negatively affected by credit risk exposures.

          Our business depends on the creditworthiness of our customers. We maintain a consolidated reserve for credit losses on finance receivables that reflects management’s judgment of losses inherent in the portfolio. We periodically review our consolidated reserve for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans, past due loan migration trends, and non-performing assets. We cannot be certain that our consolidated reserve for credit losses will be adequate over time to cover credit losses in our portfolio because of adverse changes in the economy or events adversely affecting specific customers, industries or markets. The current economic environment is dynamic and the credit worthiness of our customers and the value of collateral underlying our receivables can change significantly over very short periods of time. Our reserves may not keep pace with changes in the creditworthiness of our customers or collateral values. If the credit quality of our customer base materially decreases, if the risk of a market, industry, or group of customers changes significantly, or if our reserves for credit losses are not adequate, our business, financial condition and results of operations could suffer. For example, credit performance in the home lending industry, and particularly in the sub-prime market, has been declining over the past year. This decline in the home lending industry has been reflected in our home lending portfolio during 2007, resulting in increased charge-offs and significant valuation allowances.

          In addition to customer credit risk associated with loans and leases, we are also exposed to other forms of credit risk, including counterparties to our derivative transactions, loan sales, syndications and equipment purchases. These counterparties include other financial institutions, manufacturers and our customers. If our credit underwriting processes or credit risk judgments fail to adequately identify or assess such risks, or if the credit quality of our derivative counterparties, customers, manufacturers, or other parties with which we conduct business materially deteriorates, we may be exposed to credit risk related losses that may negatively impact our financial condition, results of operations or cash flows.

          We may be adversely affected by significant changes in interest rates.

          Although we generally employ a matched funding approach to managing our interest rate risk, including matching the repricing characteristics of our assets with our liabilities, significant increases in market interest rates or widening of our credit spreads, or the perception that an increase may occur, could adversely affect both our ability to originate new finance receivables and our profitability. Conversely, a decrease in interest rates could result in accelerated prepayments of owned and managed finance receivables.

          We may be required to take an impairment charge for goodwill or intangible assets related to acquisitions.

          We have acquired certain portions of our business and certain portfolios through acquisitions and bulk purchases. Further, as part of our long-term business strategy, we may continue to pursue acquisitions of other companies or asset portfolios. In connection with prior acquisitions, we have accounted for the portion of the purchase price paid in excess of the book value of the assets acquired as goodwill or intangible assets, and we may be required to account for similar premiums paid on future acquisitions in the same manner.

          Under the applicable accounting rules, goodwill is not amortized and is carried on our books at its original value, subject to periodic review and evaluation for impairment, which, based on current conditions, we expect to conduct each quarter for the foreseeable future, while intangible assets are amortized over the life of the asset. If, as a result of our periodic review and evaluation of our goodwill and intangible assets for potential impairment, we determine that changes in the business itself, the economic environment including business valuation levels and trends, or the legislative or regulatory environment have adversely affected either the fair value of the business or the fair value of our individual segments, we may be required to take an impairment charge to the extent that the carrying values of our goodwill or intangible assets exceeds the fair value of the business. As a result of our 2007 fourth quarter analysis of goodwill and intangible assets associated with our student lending business, we recorded impairment charges of $312.7 million. Also, if we sell a business for less than the book value of the assets sold, plus any goodwill or intangible assets attributable to that business, we may be required to take an impairment charge on all or part of the goodwill and intangible assets attributable to that business. If market and economic conditions deteriorate further, this could increase the likelihood that we will need to record additional impairment charges.

          Our stock has been trading below our book value and tangible book value per share for two consecutive quarters. While we have a plan to restore our business fundamentals to levels that would support our book value and tangible book value per share, we have no assurance that the plan will be achieved or that the market price of our common stock will increase to such levels in the foreseeable future. In that event, we may be required to take an impairment charge to the extent the carrying value of our goodwill exceeds the fair value of our business.

          Businesses or asset portfolios acquired may not perform as expected and we may not be able to achieve adequate consideration for planned dispositions.

          As part of our long-term business strategy, we may pursue acquisitions of other companies or asset portfolios as well as dispose of non-strategic businesses or portfolios. Future acquisitions may result in potentially dilutive issuances of equity securities and the incurrence of additional debt, which could have a material adverse effect on our business, financial condition and results of operations. Such acquisitions may involve numerous other risks, including difficulties in integrating the operations, services, products and personnel of the acquired company; the diversion of management’s attention from other business concerns; entering markets in which we have little or no direct prior experience; and the potential loss of key employees of the acquired company. In addition, acquired businesses and asset portfolios may have credit related risks arising from substantially different underwriting standards associated with those businesses or assets.

          We recently announced a number of measures designed to enhance our liquidity position, including substantial asset sales, such as agreeing to sell $4.6 billion of asset-based loan commitments, of which $1.4 billion represents funded loans, agreeing to sell $770 million of aircraft, of which $300 million closed in the first quarter of 2008, and evaluating strategic alternatives for our $4 billion rail leasing business. There can be no assurance that we will be successful in completing all or any of these transactions or that we will receive adequate consideration for those businesses or assets at the time of the transaction. These transactions, if completed, will shrink our business and it is not currently part of our long-term strategy to replace the volume associated with these businesses. As a result, our future disposition of businesses or asset portfolios could have a material adverse effect on our business, financial condition and results of operations.

          Adverse or volatile market conditions may reduce fees and other income.

          In 2005, we began pursuing strategies to leverage our expanded asset generation capability and diversify our revenue base to increase other income as a percentage of total revenue. We invested in infrastructure and personnel focused on increasing other income in order to generate higher levels of syndication and participation income, advisory fees, servicing fees and other types of fee income. These revenue streams are dependent on market conditions and, therefore, can be more volatile than interest on loans and rentals on leased equipment. Current market conditions, including lower liquidity levels, have had a direct impact on syndication activity, and have resulted in significantly lower fee generation. If we are unable to sell or syndicate a transaction after it is originated, this activity will involve the assumption of greater underwriting risk than we originally intended and could increase our capital requirements to support our business or expose us to the risk of valuation allowances for assets held for sale. In addition, we also generate significant fee income from our factoring business. If our clients become concerned about our liquidity position and our ability to provide these services going forward and reduce their amount of business with us, this could further negatively impact our fee income and have a material adverse effect on our business.

          Continued disruption to the capital markets, our failure to implement these initiatives successfully, or the failure of such initiatives to result in increased asset and revenue levels could adversely affect our financial position and results of operations.

          Adverse financial results or other factors may limit our ability to pay dividends.

          Our board of directors decides whether we will pay dividends on our common stock. That decision depends upon, among other things, general economic and business conditions, our strategic and operational plans, our financial results and condition, contractual, legal and regulatory restrictions on the payment of dividends by us, our credit ratings, and such other factors as the board of directors may consider to be relevant. If any of these factors are adversely affected it may impact our ability to pay dividends on our common stock. Our board of directors recently reduced the quarterly dividend on our common stock by 60%, to $0.10 per share, and our board of directors could determine to further reduce or eliminate dividends payable on our common stock in the future.

          In addition, the terms of our preferred stock and junior subordinated notes restrict our ability to pay dividends on our common stock if we do not make distributions on our preferred stock and junior subordinated notes. Further, we are prohibited from declaring dividends on our preferred stock and from paying interest on our junior subordinated notes if we do not meet certain financial tests, provided that the limitation does not apply if we pay such dividends and interest out of net proceeds that we have received from the sale of common stock. We have not been in compliance with these financial tests for the last three fiscal quarters. We sold common stock to cover such dividend and interest payments during the fourth quarter of 2007 and the first quarter of 2008, and we obtained a forward commitment from two investment banks to purchase additional shares, at our option, in the second and third quarters of 2008. If we are unable to sell our common stock in the future, and we continue to fail to meet the requisite financial tests, then we will be prohibited from declaring dividends on our preferred stock, paying interest on our junior subordinated notes, or declaring dividends on our common stock.

          Competition from both traditional competitors and new market entrants may adversely affect our returns, volume and credit quality.

          Our markets are highly competitive and are characterized by competitive factors that vary based upon product and geographic region. We have a wide variety of competitors that include captive and independent finance companies, commercial banks and thrift institutions, industrial banks, community banks, leasing companies, hedge funds, insurance companies, mortgage companies, manufacturers and vendors.

          Competition from both traditional competitors and new market entrants has intensified due to increasing recognition of the attractiveness of the commercial finance markets. We compete primarily on the basis of pricing, terms and structure. To the extent that our competitors compete aggressively on any combination of those factors, we could lose market share. Should we match competitors’ terms, it is possible that we could experience margin compression and/or increased losses.

          We may not be able to realize our entire investment in the equipment we lease.

          The realization of equipment values (residual values) at the end of the term of a lease is an important element in the leasing business. At the inception of each lease, we record a residual value for the leased equipment based on our estimate of the future value of the equipment at the expected disposition date. Internal equipment management specialists, as well as external consultants, determine residual values.

          A decrease in the market value of leased equipment at a rate greater than the rate we projected, whether due to rapid technological or economic obsolescence, unusual wear and tear on the equipment, excessive use of the equipment, or other factors, would adversely affect the residual values of such equipment. Further, certain equipment residual values, including commercial aerospace residuals, are dependent on the manufacturer’s or vendor’s warranties, reputation and other factors. In addition, we may not realize the full market value of equipment if we are required to sell it to meet liquidity needs or for other reasons outside of the ordinary course of business. Consequently, there can be no assurance that we will realize our estimated residual values for equipment.

          The degree of residual realization risk varies by transaction type. Capital leases bear the least risk because contractual payments cover approximately 90% of the equipment’s cost at the inception of the lease. Operating leases have a higher degree of risk because a smaller percentage of the equipment’s value is covered by contractual cash flows at lease inception. Leveraged leases bear the highest level of risk as third parties have a priority claim on equipment cash flows.

          Investment in and revenues from our foreign operations are subject to the risks and requirements associated with transacting business in foreign countries.

          An economic recession or downturn, increased competition, or business disruption associated with the political or regulatory environments in the international markets in which we operate could adversely affect us. In addition, while we generally hedge our translation and transaction exposures, foreign currency exchange rate fluctuations, or the inability to hedge effectively in the future, could have a material adverse effect on our investment in international operations and the level of international revenues that we generate from international asset based financing and leasing. Reported results from our operations in foreign countries may fluctuate from period to period due to exchange rate movements in relation to the U.S. dollar, particularly exchange rate movements in the Canadian dollar, which is our largest non-U.S. exposure. Recent weakness in the U.S. dollar has negatively impacted the U.S. dollar value of our revenues that are paid in other currencies. A further weakening of the U.S. dollar will further negatively impact the U.S. dollar value of our international operations.

          U.S. generally accepted accounting principles require that income earned from foreign subsidiaries should be treated as being taxed as if they were distributed to the parent company, unless those funds are permanently reinvested outside the United States. To meet this permanent reinvestment standard, a company must show that there is no foreseeable need for the funds by the parent company and that there is a specific plan for reinvestment of the undistributed earnings of the funds by the subsidiary. Federal income taxes have not been provided on approximately $1.2 billion of cumulative earnings of foreign subsidiaries that we have determined to be permanently reinvested. If we sell a foreign business or significant foreign assets, we may not be able to redeploy some or all of the funds generated from a sale outside the United States and would be required to treat the funds as repatriated to us currently for purposes of GAAP. While it is not practicable to estimate the amount of tax that we would have to provide for under GAAP in such an event, the impact on us may be material.

          Foreign countries have various compliance requirements for financial statement audits and tax filings, which are required to obtain and maintain licenses to transact business. If we are unable to properly complete and file our statutory audit reports or tax filings, regulators or tax authorities in the applicable jurisdiction may restrict our ability to do business.

          The regulated environment in which we operate may adversely affect us.

          Our domestic operations are subject, in certain instances, to supervision and regulation by state and federal authorities, including the Federal Deposit Insurance Corporation, the Utah Department of Financial Institutions, the U.S. Small Business Administration, the FINRA, the SEC and various state insurance regulators, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions. Noncompliance with applicable statutes or regulations could result in the suspension or revocation of any license or registration at issue, as well as the imposition of civil fines and criminal penalties.

          The financial services industry is heavily regulated in many jurisdictions outside the United States. As a result, growing our international operations may be affected by the varying requirements of these jurisdictions. CIT Bank Limited is licensed as a bank and a broker-dealer and is subject to regulation and examination by the Financial Services Authority of the United Kingdom. We also operate various banking corporations in Brazil, France, Italy, Belgium, Sweden and The Netherlands, and a broker-dealer entity in Canada, each of which is subject to regulation and examination by banking regulators and securities regulators in its home country. Our subsidiary, CIT Bank, a Utah industrial bank, is subject to regulation and examination by the FDIC and the Utah Department of Financial Institutions. Finally, our subsidiary that operates our insurance business, Highlands Insurance Company Limited, is a Barbados company and therefore regulated by Barbados laws and regulations. Given the evolving nature of regulations in many of these jurisdictions, it may be difficult for us to meet these requirements even after we establish operations and receive regulatory approvals. Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market and on our reputation generally.

          Uncertainties related to our business may cause a loss of employees and may otherwise materially adversely affect our business and operations.

          Our future results of operations will depend in part upon our ability to retain existing highly skilled and qualified employees and to attract new employees. Failure to continue to attract and retain such individuals could materially adversely affect our ability to compete. Uncertainties about the future prospects of our business may materially adversely affect our ability to attract and retain key management, technical and other personnel. This inability to retain key personnel could have an adverse effect on our ability to successfully operate our business or to meet our compliance, regulatory, and other reporting requirements.